UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2025

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 La Grange Parkway, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01         Entry into a Material Definitive Agreement

On June 6, 2025, C&F Financial Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold and issued $40.0 million in aggregate principal amount of 7.50% fixed-to-floating rate subordinated notes due 2035 (the “Notes”).

The Notes will initially bear interest at 7.50% per annum, beginning December 30, 2025 to but excluding June 30, 2030, payable semi-annually in arrears. From and including June 30, 2030 to but excluding June 30, 2035, or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus 388.5 basis points, payable quarterly in arrears. Beginning on June 30, 2030 through maturity, the Notes may be redeemed, at the Company’s option, on any scheduled interest payment date. The Notes will mature on June 30, 2035. The Purchase Agreement contains certain customary representations, warranties and covenants.

If certain events of default occur, such as the bankruptcy of the Company, the principal amount of the Note will become and be immediately due and payable without any declaration or other act on the part of the holder of a Note. The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not convertible into common stock or preferred stock, and are not callable by the holders.

The Notes have been structured to qualify as Tier 2 capital under regulatory guidelines for bank holding companies. The proceeds from the sale of the Notes will be used to refinance the Company’s existing subordinated debt, as discussed below under Item 8.01, and for such other general corporate purposes as the Company may determine, including to support future growth opportunities.

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Note which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01Other Events

Concurrently with the issuance of the Notes, the Company repurchased its $20.0 million in aggregate principal amount of 4.875% fixed-to-floating rate subordinated notes due 2030 (the “2030 Notes”). The 2030 Notes were repurchased at a price of 100% of the outstanding principal amount, plus accrued but unpaid interest, to but excluding the repurchase date.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

4.1Form of Subordinated Note

10.1Form of Subordinated Note Purchase Agreement

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in

Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	June 6, 2025	By:	/s/ Jason E. Long
Jason E. Long
Executive Vice President, Chief Financial Officer and Secretary

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